As filed with the Securities and Exchange Commission on June 14, 2018
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
J.JILL, INC.
(Exact name of Registrant as specified in its charter)
____________________
Delaware (State or other jurisdiction of incorporation or organization)	45-1459825 (IRS Employer Identification No.)
____________________
4 Batterymarch Park
Quincy, MA 02169
 (Address, including zip code, of Registrant’s principal executive offices)
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J.Jill, Inc. 2017 Omnibus Equity Incentive Plan
(Full title of the plan)
____________________
David Biese
Chief Financial and Operating Officer
4 Batterymarch Park
Quincy, MA 02169
(617) 376-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
COPIES TO:
Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York,
New York  10019–6064
(212) 373-3000
________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	2,000,000 shares(2)	$8.90(3)	$17,800,000	$2,217

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Consists of shares of common stock issuable in respect of awards to be granted under the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan, as amended.
(3)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of J.Jill, Inc.’s common stock reported by the New York Stock Exchange as of June 12, 2018.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, J.Jill, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,000,000 additional shares of its common stock, par value $0.01 per share, under the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 filed with the Commission on March 14, 2017 (Registration No. 333-216687). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference
The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:
1.	The Company’s Annual Report on Form 10-K filed with the Commission on April 13, 2018;
2.	The Company’s Quarterly Report on Form 10-Q filed with the Commission on June 14, 2018;
3.	The Company’s Registration Statement on Form S-8 (Registration No. 333-216687) filed with the Commission on March 14, 2017;
4.
The description of the common stock set forth in the Company’s Registration Statement on Form 8‑A filed pursuant to Section 12 of the Exchange Act on March 7, 2017, and any amendment or report filed for the purpose of updating any such description; and

5.	The Company’s Current Report on Form 8-K, filed with the Commission on June 12, 2018.
In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.	Exhibits
Exhibits
4.1	Certificate of Incorporation of J.Jill, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Form 10-K, filed on April 28, 2017 (File No. 001-38026)).

4.2	Bylaws of J.Jill, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Form 10-K, filed on April 28, 2017 (File No. 001-38026)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on signature pages of this Part II).

99.1*	J.Jill, Inc. 2017 Omnibus Equity Incentive Plan, as amended.

99.2
Form of Stock Option Award Agreement for Vice Presidents and Above under the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 10.14 to the Company’s Form 10-K, filed on April 13, 2018 (File No. 001-38026)).

99.3
Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed on February 27, 2017 (File No. 333-215993)).

99.4
Form of Restricted Stock Unit Award Agreement for Vice Presidents and Above under the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K, filed on April 11, 2018 (File No. 001-38026)).

_____________________
*          Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, J.Jill, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Quincy, state of Massachusetts, on June 14, 2018.

J.JILL, INC.

By:	/s/ David Biese
	Name:	David Biese
	Title:	Chief Financial and Operating Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Linda Heasley, David Biese and Vijay Moses, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys‑in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on June 14, 2018, by the following persons in the capacities indicated.

Signature	Title

/s/ Linda Heasley	Chief Executive Officer and Director
Linda Heasley	(Principal Executive Officer)

/s/ David Biese	Chief Financial and Operating Officer
David Biese	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Rahamim	Chairman of the Board of Directors
Michael Rahamim

/s/ Andrew Rolfe	Director
Andrew Rolfe

/s/ Travis Nelson	Director
Travis Nelson

/s/ Marka Hansen	Director
Marka Hansen

/s/ Michael Recht	Director
Michael Recht

/s/ Michael Eck	Director
Michael Eck

/s/ James Scully	Director
James Scully